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                                                                      Exhibit 21

                SUBSIDIARIES OF WHITING PETROLEUM HOLDINGS, INC.


     As of the date hereof, Whiting Petroleum Holdings, Inc. has no subsidiaries. The following will become subsidiaries of Whiting Petroleum Holdings, Inc. upon completion of the share exchange described in the prospectus that is a part of the Registration Statement which this exhibit accompanies:

                                            Jurisdiction of
                                           Incorporation or
     Name                                    Organization      Percent Ownership
     ----                                  ----------------    -----------------

Whiting Petroleum Corporation                  Delaware              100%
Whiting Programs, Inc.                         Delaware              100%
Whiting-Golden Gas Production Company          Oklahoma              100%
WOK Acquisition Company                        Delaware              100%
Whiting 1985 Production Partnership, Ltd.       Texas                100%
Whiting-State Street Production
  Partnership, Ltd.                             Texas                100%
Whiting-FBC Production Partnership, Ltd.        Texas                100%
Whiting 1988 Production Limited
  Partnership, Ltd.                             Texas                 16%
Whiting-Park Production Partnership, Ltd.       Texas                 16%
Whiting-High Street Production
  Partnership, Ltd.                             Texas                 16%